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[APPLIED MAGNETICS LOGO AND LETTERHEAD]


                                                          Exhibit 10(w)
                                                          -------------



                                                June 21, 1994



Dr. Richard D. Balanson
2280 Ortega Ranch Road
Santa Barbara, CA  93108

Re:  Resignation - Employment Termination
     (407:94\RPL:sj)

Dear Rich:

This will confirm the substance of our discussions on June 20, 1994 with respect to the termination of your employment relationship with Applied Magnetics Corporation (the "Company") and your resignation as President and Chief Operating Officer of the Company.

1.  Resignation/Termination of Employment
    -------------------------------------

     This will confirm that the Company has received your voluntary resignation from the Company under your letter of June 15, 1994. This will also confirm that at its meeting on June 16, 1994, the Board of Directors accepted this resignation and, therefore, your services as President and Chief Operating Officer of the Company and your employment relationship with the Company have terminated as a result of your voluntary resignation effective as of June 17, 1994 (the "Effective Date"). You will be paid your current salary through the Effective Date together with all accrued paid time off benefits through that date.

2.  Employment Agreement
    --------------------

     Reference is made to that certain Employment Agreement between you and the Company dated October 30, 1992 ("Employment Agreement"). Except as otherwise defined herein, capitalized terms used in this letter will have the same meaning as those which are defined in the Employment Agreement.

     2.1 Company Loan. You and the Company acknowledge and agree that, as a result of your voluntary termination from the Company, you are obligated, under the provisions of Section 4 of the Employment Agreement, to pay to the Company on or before June 21, 1994, the remaining outstanding principal amount due under the October Note (namely, $250,000), plus

Dr. Richard D. Balanson
Re:  Resignation - Employment Termination
June 20, 1994
Page 2


          interest accrued thereon in the total aggregate amount, through June 16, 1994. For purposes of convenience, the principal and interest now due under the October Note is herein referred to as the "Balanson Debt". Without either (a) prejudicing its rights under the Employment Agreement or the October Note or (b) waiving any of its rights under the Employment Agreement or the October Note, the Company hereby agrees to grant you an extension of time until July 31, 1994, to pay in full and satisfy the Balanson Debt, plus all interest that continues to accrue on the unpaid principal portion from June 17, 1994 in accordance with the terms of the October Note.

     2.2 Restricted Shares Under 1989 Plan. You acknowledge that there are still outstanding 12,500 shares of Restricted Stock which had been previously issued to you under the 1989 Plan and which are subject to Restrictions pursuant to such plan. You acknowledge and affirm that by virtue of your voluntary resignation you will forfeit all right, title or interest in such shares that you may have and the Company shall have no further or continuing liability to you or your successors and assigns in connection therewith.

     2.3 Stock Option Grants. To the extent, if any, that stock options to acquire the Company's Common Stock, which have primarily been issued to you under the Company's 1992 and 1994 Stock Option Plans ("Option Plans"), have become exercisable, under the terms of the Option Plans, on or before the Effective Date (herein "Exercisable Options") you may exercise such Exercisable Options, in accordance with the terms of the Option Plans within 90 days following the Effective Date. All other options are forfeit.

     2.4 Payment Without acknowledging any liability to you in connection with your separation, the Company will pay to you, on or before June 23, 1994 an amount equal to your normal salary, at your current rate, from the period June 17, 1994 through July 29, 1994.

3. Litigation Support. The Company is involved, and may in the future be involved, in certain commercial and other disputes, controversies and lawsuits which relate to or involve your former, current or future duties and responsibilities as an employee or officer of the Company (herein "Company Litigation"). In consideration of the payments and forbearances provided herein, you agree to cooperate in all reasonable respects with the Company and its attorneys in connection with the Company's prosecution, defense or response of the Company Litigation including, for example, making yourself available to the Company's representatives and to the Company's attorneys for purposes of

Dr. Richard D. Balanson
Re:  Resignation - Employment Termination
June 20, 1994
Page 3


conferences, meetings, compilation and communication or records and facts, and appearing as a witness or prospective witness in connection with deposition or other testimony that may be required in connection with such defense. It is our expectation that you will do this on a basis which will be at such times and places that are mutually convenient to you, the Company, the Company's attorneys and plaintiff's attorneys. The Company will reimburse you for all travel and other reasonable out-of-pocket expenses relating to your attendance at conferences, meetings, depositions and the like relating to the Company Litigation. Travel and lodging arrangements will be consistent with the Company's then current practices regarding selection and class of travel and accommodations and are to be made through the Company's travel department. In connection with your involvement in the defense of the Company Litigation you also understand and agree that the matters that you discuss with the Company and its attorneys are likely to be of a confidential and privileged nature and you agree to comply with all instructions and advice provided to you by the Company and its attorneys with respect to the confidential and privileged nature of such communications. You will not be entitled to receive from the Company any additional compensation or payment in connection with the litigation support to be provided by you pursuant to this agreement so long as the Company Litigation for which your services are required or requested involve matters or actions in which (a) you are named in a complaint, cross-compliant or counter claim as a defendant, together with the Company, any of its subsidiaries, or any officers, directors or employees of the Company or such subsidiaries, (b) allegations, claims or charges have been made or threatened against you and/or the Company (or any of its subsidiaries)which relate to or involve your former, current or future duties as an employee or officer of the company, or (c) you are or may be either (i) entitled to indemnification from the Company pursuant to the Bylaws of the Delaware General Corporations Law or (ii) entitled to coverage under one or more directors' and officers' or other insurance policies maintained at any time by the Company (herein, collectively, "Interested Litigation").

4. NonCompete The Company confirms that, in as much as your termination is a voluntary termination, it does not have the right to impose the non-competition provisions under paragraph 8.3 of the Employment Agreement and does not intend to exercise such rights. Nonetheless, the Company does not waive any rights to enforce any obligations and duties you may have to the Company to keep in confidence and not disclose or use without the Company's consent any confidential or proprietary information of AMC.

Dr. Richard D. Balanson
Re:  Resignation - Employment Termination
June 20, 1994
Page 4


If you are in agreement with the provisions of this Letter Agreement, please sign and return the enclosed copy of this letter.


                         Yours very truly,



                         William R. Anderson
                         President and Chief Executive Officer



ACKNOWLEDGED AND UNDERSTOOD:


/s/ Richard D. Balanson
- - ----------------------------
Richard D. Balanson, PhD.
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                                                                Richard Balanson
                                                                     #11299

[LOGO OF APPLIED MAGNETICS CORPORATION]

This booklet contains the following documents:
. CONFIDENTIALITY AND ASSIGNMENT AGREEMENT
. FACILITY ACCESS PROCEDURE
. CONFLICT OF INTEREST EMPLOYMENT QUESTIONNAIRE

Please take your time to read and review the enclosed material carefully. If you have any questions, feel free to ask the Human Resources Representative for clarification at this time. It is a condition of employment with Applied Magnetics Corporation and/or any of its subsidiaries (the "Company") that this booklet be completed and signed by each employee. Nothing contained in this booklet shall be deemed to create a contract of employment for any specific term or to modify the Company's policy that it and its employees have the right to terminate employment with or without cause and with or without notice at any time. No manager, supervisor, or representative, other than the Company's President or any Executive Vice President, has any authority to enter into an agreement with any employee or to make any representation which is contrary to this policy.

For future reference, copies of the enclosed material will be provided upon request following review and completion of the agreements and questionnaire.


                   CONFIDENTIALITY AND ASSIGNMENT AGREEMENT

For and in consideration of my employment and the salary and/or wages paid by the Company, I ("Employee") agree as follows:

1.   CONFIDENTIALITY

     A. I will regard and preserve as confidential all trade secrets and information, data, material and know-how relating to the Company's business (collectively "Company Information") as to which I may have access from Company specifications, data, computer programs, drawings, reproductions, and other information sources of any kind and I will not, without written authority from the Company to do so, disclose to others or myself use, either during my employment or thereafter, except for the purpose of performing my duties as an employee, Company Information, whether or not developed, invented, devised, discovered, or originated by me; and I will not take or retain any Company Information or any other property of the Company including but not limited to specifications, drawings, blueprints, reproductions or other documents or things.

     B. The obligations set forth in paragraph 1A shall also apply to trade secrets, information, data and know-how belonging to third parties in the Company's possession. These obligations apply not only to technical information, but also to any business information that the Company treats as confidential. Any information of the Company which is not readily available to the public shall be considered to be a trade-secret unless the Company advises me otherwise.

2.   THIRD PARTY INFORMATION

     I agree that I will not, without proper authorization, disclose to the Company, induce the Company to use or solicit other persons to disclose to the Company any trade secrets, confidential information or other material owned by other parties. The term "other parties" includes but is not limited to former employers.

3.   INVENTIONS-PATENT ASSIGNMENT

     A. The term "Invention" means any new and novel art, machine, manufacture, method, process, apparatus, composition of matter, design or configuration of any kind, patentable or unpatentable, conceived, made, produced, or discovered, or any improvements thereon. The term "patent" includes utility or design patents.

                                      -5-






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     B. All Inventions conceived or made by me during the term of my employment, either alone or with others, shall be and are the sole property of the Company and all right, title and interest therein are hereby assigned by me to the Company. This provision does not apply to any invention for which no equipment, supplies, facilities, property or trade secret information of the Company was used and which was developed entirely on my own time and (i) which does not relate either to the business of the Company or to the Company's actual or demonstrably anticipated research and development, or (ii) which does not result from any work performed by me for the Company.

     C. I will disclose promptly and in writing to the Company all inventions made by me and, with respect to those inventions which are subject to this Agreement, I agree not to disclose the same to others without the prior written consent of the Company. I will, at any time, upon request of the Company, execute specific assignments of all title in any of said inventions as well as execute all papers and perform all lawful acts which are reasonably necessary to enable the Company to secure patents in the United States and/or foreign countries for said inventions. Should the Company require my assistance after termination of my employment, I shall be compensated for my time actually spent in providing that assistance at an hourly rate equivalent to my salary or wages during the last period of my employment with the Company.

     D. For purposes of this Agreement, an invention is deemed to have been made during the term of my employment if, during such term, the invention was conceived or first actually reduced to practice, and I agree that any patent application filed by me or in my behalf, either alone or with others, within one year after termination of my employment shall be presumed to relate to an invention which was made during the term of my employment unless I can provide evidence to the contrary.

     E. THIS AGREEMENT DOES NOT APPLY TO ANY INVENTION WHICH QUALIFIES FULLY UNDER THE PROVISIONS OF SECTION 2870 OF THE CALIFORNIA LABOR CODE, A COPY OF WHICH IS AVAILABLE FROM THE COMPANY ON REQUEST.

4. COMPUTER PROGRAMS

     A. I agree to regard and preserve as confidential all computer programs which relate to the Company's business, including its technical, commercial, financial, and research and development activities, whether owned by the Company or by third parties and in the possession of the Company, to which I may have access during my employment. I further agree to keep in confidence all such computer programs created by me (either alone or with others) within the scope of my employment or based upon any information that I receive from the Company.

     B. I understand that all such computer programs are made available to me solely on the basis of my employment relationship with the Company and solely for the purpose of performing my duties as an employee. I also agree that I will not without written authority from the Company: (i) use, print, copy, provide or otherwise make available, in whole or in part, any portion of such computer programs, (ii) reconstruct in whole or in part the object code, source code or algorithms contained in such computer programs.

     C. All copyrights, copyright registrations and copyrightable subject matter related to such computer programs or resulting from my services during employment with the Company or based on the Company's information, including the right to secure any copyright worldwide in the name of the Company, or otherwise, in any medium, and to hold those copyrights shall be the sole and exclusive property of the Company and all of the same, together with all rights, title and interest therein, are hereby irrevocably assigned, setover, sold and transferred to the Company.

     D. Any and all codes, procedures, passwords, combinations or similar devices or arrangements for accessing (by manual, electronic, telecommunication or other means) the Company's computer systems or computer networks or any other information stored in the Company's computer data processing systems (herein "Access Codes") which are furnished to me by the Company or which are otherwise disclosed or made known to me in the scope of my employment are considered confidential to the Company; shall be and remain the sole and exclusive property of the Company; and shall not be disclosed to any other person or used in any manner whatsoever, except for the purpose of performing my duties as an employee, without written authority from the Company.

5. GENERAL

     To the extent reasonably possible, the provisions of this Agreement shall inure to the benefit of and be binding upon the heirs, personal representatives, successors, and assigns of the parties hereto. This Agreement shall be governed by the laws of the State of California.

Dated: 3/2/92                     Signature of Employee: /s/ Richard Balanson
       ---------------                                   ---------------------
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                          FACILITY ACCESS PROCEDURES

The continued growth and success of our Company depends to a large degree upon our ability to safeguard our property, techniques, and inventions. A primary means of preventing security losses is to restrict unauthorized access to the Company's facilities including its Computer Systems and Networks.

1.  Identification Badge Procedure

To aid in controlling unauthorized visitors, each Company employee shall display and wear his or her identification badge upon entering, and while located in, each Company facility. The badge must be displayed, picture facing out, and in a manner in which it is readily visible when facing the viewer.

All authorized visitors will also be provided with special identification badges which must be worn and displayed while visiting the Company's facilities. Under no circumstances are any persons to enter Company research, design or production areas without an identification badge.

Every employee should be alert to anyone in Company facilities who does not have an identification badge, and report this fact to his or her Supervisor/Manager, or a Security Officer.

If an employee forgets to bring his or her badge to work, such employee must report to the Security Desk to be issued a temporary pass before entering his or her work area. Temporary passes must be signed and dated for each day's work.

Each employee must take every reasonable precaution to prevent the loss of Company identification badges. When not at work, the badge should be kept in a safe place in the home. A lost badge must be reported to the Security Office as soon as the loss is discovered. Requests for replacement badges will be honored by the Security Office. However, frequent requests for replacement may be subject to assessment of a replacement charge.

2.  Computer Access Procedure

Access to and communication with the Company's computer systems and computer networks and use of Company computer program is limited only to those employees who are furnished an "Access Code" which for purposes hereof means any code, procedure, password, combination or similar device or arrangement for accessing, communicating with, storing information in or retrieving information from any of the Company's computer systems or computer networks.

Access Codes are the property of the Company and assignment of such an Access Code to an employee shall be solely for the purpose of permitting employee to perform his or her specific employment duties during the term of employment. If limited to use on any specific terminal or other peripheral device at the time of assignment, such Access Code shall be restricted solely to use on or in connection with the operation of the specifically assigned equipment.

Each employee to whom an Access Code is assigned shall keep the same in confidence and shall not use or disclose such Access Code except in the performance of his or her specific duties as an employee or as otherwise permitted in writing by the Company. Further, each such employee must take every reasonable precaution to prevent the loss or inadvertent disclosure of such Access Code, shall immediately notify the Company of any such loss or inadvertent disclosure and shall immediately discontinue the use thereof if so instructed by the Company or upon termination of employment for any reason.

I understand that intentionally accessing a computer system for fraudulent purposes may be punishable as a felony under the laws of the state of California or other states in which the Company's operations are conducted.

I have read and understand the Facility Access Procedures set forth herein.

                                     Richard Balanson
                                     ------------------------------------------
                                     Signature

                                     3/1/92
                                     ------------------------------------------
                                     Date

                 CONFLICT OF INTEREST EMPLOYMENT QUESTIONNAIRE

The following questions have been prepared to assist you in determining the nature and extent of any outside interest you may have which might involve actual or potential conflicts of interest with the affairs of Applied Magnetics Corporation (the "Company") as described in its Conflict of Interest Policy Statement. Please read each question carefully. In the event that you have any doubt as to the meaning of a question, you should answer that question to the best of your ability and list the reasons why you are in doubt in the Comments Section.

1. Are you or your spouse, or any of your dependent children presently (or has any such person been during the past two years) an officer, director, employee or consultant of, or otherwise employed or retained by, any
   supplier, customer or competitor of the Company?   [X] YES   [_] NO

2. Are you or your spouse, or any of your dependent children or any trust of which you are trustee or in which you have substantial beneficial interest or any corporation or other entity in which you have a substantial ownership interest:

   (a) The owner, directly or indirectly of any position with a supplier, customer or competitor of the Company which is in excess of 1% of the issued and outstanding shares of any class of any such company (or of the total equity interest, in the case of a partnership of proprietorship)?
   [_] YES  [X] NO

   (b) Engaged directly or indirectly in any business venture or dealings or transactions of any nature whatsoever with any supplier, customer or competitor of the Company or with any employee, agent or representative of
   such supplier, customer or competitor?   [_] YES   [X] NO

   (c) Engaged in any other business activity not within the scope of the foregoing questions which might affect your performance for the Company?
   [_] YES   [X] NO

If at any time during my employment with the Company my circumstances change in regard to any of the foregoing questions, I hereby agree that I will immediately inform my supervisor or manager.







Date     3/1/92                        Signature    /s/ Richard Balanson
    ________________                             _______________________________

If the answer to any question is "Yes", please fill in the appropriate section on the reverse of this page and sign again at the bottom.



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                 COMMENTS/EXCEPTIONS TO CONFLICTS OF INTEREST
                           EMPLOYMENT QUESTIONNAIRE


















Date:____________  By:_________________________________________________________
                      Employee's Signature

                                      -9-